 Exhibit 99.1

NewsRelease

New Energy Expands Tests of Device for Generating Electricity from Moving Cars to Include Four Seasons Hotel

New Energy’s newly completed MotionPower™ energy harvester prototype to test at the Four Seasons Hotel Washington, DC following recently announced tests at prominent Burger King® franchise in New York metropolitan area.

Burtonsville, MD – July 20, 2009 – New Energy Technologies, Inc. (Symbol: NENE), a next-generation alternative and renewable energy developer, today announced that the Company has expanded testing of its newest MotionPower™ prototype for generating electricity from the movement of cars and light trucks to include new, active durability field tests of the device at the Four Seasons Hotel Washington, DC.

“As part of our ongoing efforts to assess the durability of our MotionPower™ technology in diverse real-world settings, I’m proud to announce our newest effort to test America’s first-ever energy harvester of its kind at our nation’s first-ever hotel to open under the Four Seasons name,” announced Mr. Meetesh V. Patel, Esq., President and CEO of New Energy Technologies, Inc.

Located in Washington, DC’s historic Georgetown on Pennsylvania Avenue overlooking the Chesapeake and Ohio Canal (the water transportation system built by George Washington), the hotel sits only 12 short blocks from the White House in the nation’s capital, and is notably North America’s first Four Seasons Hotel.

“The Four Seasons Washington is committed to green initiatives. As part of the Social Responsibility Group, I’ve long believed in the importance of finding new and creative ways to produce clean energy,” stated Mr. Tony Savage, Director of Property Operations at Four Seasons Hotel Washington, DC.

“Having been awarded the 2008 Good Earth Keeping Award by the Hotel Association of Washington, DC, we continue to we continue to look for innovative ideas. To this end, it’s exciting to participate in the early testing of this brand new technology which generates electricity by making use of the otherwise wasted kinetic energy of cars that are slowing down or braking in our parking garage and driveways.”

Engineers have designed and built New Energy’s latest MotionPower™ prototype as an ultra-low profile, modular device which can be easily customized to varying lengths based on site requirements. Once fully optimized for efficiency, engineers envision New Energy’s MotionPower™ device for cars and light trucks could be installed at high traffic locations such as toll booths, traffic intersections, rest areas, travel plazas, border crossings, neighborhoods with traffic calming zones, parking sites similar to the Four Seasons Washington test location, and drive-thrus such as the recently announced Burger King® test site.

In recent weeks, New Energy announced plans to initiate durability testing of its MotionPower™ prototype device at quick-service giant, Burger King’s®, prominent franchise restaurant in Hillside, New Jersey, where more than 150,000 cars pass through each year.

Last month, the Company announced plans to expand its product range with development of a brand new fluid-driven MotionPower™ energy harvester for heavy trucks and vehicles, complimenting the Company’s newly-prototyped mechanical MotionPower™ system for cars and light trucks.

New Energy has filed nine new patent applications with the United States Patent and Trademark Office (USPTO) in order protect novel features of its MotionPower™ technology for generating electricity from the kinetic energy of moving vehicles.

An estimated 250 million registered vehicles drive more than 6 billion miles on America’s roadways every day. New Energy engineers have developed MotionPower™ technologies to generate ‘clean’ electricity by harnessing the kinetic energy of these vehicles.

About New Energy Technologies, Inc.
New Energy Technologies, Inc., together with its wholly owned subsidiaries, is a developer of next generation alternative and renewable energy technologies. Among the Company’s technologies under development are:

  MotionPower™ roadway systems for generating electricity by capturing the kinetic energy produced by moving vehicles. An estimated 250 million registered vehicles drive more than 6 billion miles on America’s roadways, every day; and
  SolarWindow™ technologies which enable transparent glass windows to generate electricity by coating their glass surfaces with the world’s smallest known solar cells. These solar coatings are less than 1/10th the thickness of ‘thin’ films and make use of the world’s smallest functional solar cells, shown to successfully produce electricity in a recently published peer-reviewed study in the Journal of Renewable and Sustainable Energy of the American Institute of Physics.

Through established relationships with universities, research institutions, and commercial partners, we strive to identify technologies and business opportunities on the leading edge of renewable energy innovation. Unique to our business model is the use of established research infrastructure owned by the various institutions we deal with, saving us significant capital which would otherwise be required for such costs as land and building acquisition, equipment and capital equipment purchases, and other start up expenses. As a result, we are able to benefit from leading edge research while employing significantly less capital than conventional organizations.

For additional information, please call Ms. Briana L. Erickson toll-free at 1-800-213-0689 or visit: www.newenergytechnologiesinc.com.

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No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although New Energy Technologies, Inc. (the “Company” or “New Energy Technologies”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that New Energy Technologies, Inc. will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-QSB and Form 10-KSB filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov. The Company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.